UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): September 14, 2023

ADT Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38352	47-4116383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Yamato Road Boca Raton, Florida 33431
(Address of principal executive offices)
(561) 988-3600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ADT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Retirement from Board of Directors
Mr. Eric L. Press, who currently serves as a Class II director on the Board of Directors (the “Board”) of ADT Inc. (the “Company”), and as a Member of the Board’s Nominating and Corporate Governance Committee, with a term expiring at the Company’s 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”), advised the Board on September 14, 2023 that he intended to retire from his position as a member of the Board effective upon the Board’s appointment of a successor, which occurred with the appointment of Mr. Marques Coleman to the Board on September 15, 2023, as described in more detail below. Mr. Press was a designee of funds managed by affiliates of Apollo Global Management, Inc. (“Apollo”).
(d) Election of New Directors and Other Changes to Board of Directors
On September 15, 2023, the Board made the following changes effective immediately:
•Mr. Jim DeVries, the Company’s President and Chief Executive Officer, and a Class I director of the Company, was named Chairman of the Board, President and Chief Executive Officer.
•Mr. Matthew Winter, an independent Class II director of the Company and Chairman of the Audit Committee of the Board was named Lead Independent Director.
•Mr. Reed Rayman, a Class III director of the Company and a designee of Apollo was named Chairman of each of the Board’s Compensation, Nominating and Corporate Governance, and Executive Committees.
•Mr. Marques Coleman, age 33, was appointed a member of the Board to serve as a Class II director, effective immediately, with a term expiring at the Company’s 2025 Annual Meeting of Stockholders. Mr. Coleman joined Apollo in 2021 and currently serves as a Principal. Mr. Coleman joins the Board as a designee of Apollo. Mr. Coleman will serve on the Executive Committee.
•Ms. Nicole Bonsignore, age 45, was appointed a member of the Board to serve as a Class III director, effective immediately, with a term expiring at the Company’s 2026 Annual Meeting of Stockholders. Ms. Bonsignore joined Apollo in 2011 as a Director and currently serves as a Partner. Ms. Bonsignore joins the Board as a designee of Apollo. Ms. Bonsignore will serve on the Compensation Committee.
•As previously disclosed, Apollo has the right to nominate a majority of the Company’s directors as long as it beneficially owns 50% or more of the Company’s outstanding common stock. Neither Mr. Coleman nor Ms. Bonsignore will receive compensation for their respective service on the Board and each will be party to the Company’s Indemnification Agreement with its directors and executive officers. There have been no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which either Mr. Coleman or Ms. Bonsignore, or any member of his or her respective immediate family had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K.
•Mr. Lee Solomon, a current Class I director of the Company, was appointed to the Nominating and Corporate Governance Committee.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a) Amendment to Bylaws
On September 15, 2023, the Board approved an amendment and restatement of the Company’s Amended and Restated Bylaws, dated as of July 22, 2020 (the “Bylaws”), effective immediately, to provide that in addition to the Company’s Chief Executive Officer, the Company’s Lead Independent Director or any two directors may call a special meeting of the Board.

The foregoing summary is qualified in its entirety by reference to the Bylaws, as amended and restated, which are filed as Exhibit 3.01 to this Current Report on Form 8-K and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
3.01	Amended and Restated Bylaws of ADT Inc., adopted on September 15, 2023.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 18, 2023	ADT Inc.

		By:	/s/ Richard Mattessich
Richard Mattessich
Vice President and Deputy General Counsel, Corporate & Securities